Exhibit 8(i)(10)

Amendment No. 5 to Participation Agreement (Columbia)

AMENDMENT No. 5

TO

PARTICIPATION AGREEMENT

Amendment No. 5 dated as of June 1, 2015 to the Participation Agreement (the “Agreement”), dated as of May 1, 2007, between TRANSAMERICA LIFE INSURANCE COMPANY; TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY; TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (each as the “Insurance Company”), on its own behalf and on behalf of its separate accounts (the “Accounts”); COLUMBIA FUNDS VARIABLE INSURANCE TRUST (the “Fund”); COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (the “Adviser”), as assignee of Columbia Management Advisors, LLC; and COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC. (the “Distributor”), as assignee of Columbia Management Distributors, Inc.

WHEREAS, the parties executed an amendment dated March 1, 2012, to add Confidential Information complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 4 to the Participation Agreement.

WHEREAS, Monumental Life Insurance Company has changed its name to Transamerica Premier Life Insurance Company effective on or about July 31, 2014.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 7th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, Insurance Company has issued and plans to continue to issue certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”), and the Contracts are listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be revised or supplemented from time to time with notice to all parties; and”

2.	The existing 10th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Portfolios listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be revised or supplemented from time to time with notice to all parties (the “Portfolios”), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and”

3.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

4.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

“2.20 In the event any Portfolio becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and the Adviser is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any Portfolio, Fund and Adviser each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.”

5. Termination of Duplicative Participation Agreements for Columbia Funds Variable Insurance Trust. The parties agree that all other Fund Participation Agreements between the Insurance Company, the Fund and/or the Distributor or the Adviser are hereby terminated as of the effective date of this Amendment, including, without limitation, the agreements listed on Exhibit 1, attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2015

TRANSAMERICA LIFE INSURANCE COMPANY		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ John Mallett	By:	/s/ John Mallett
Name:	John Mallett	Name:	John Mallett
Title:	Vice President	Title:	Vice President
Date:	6/22/15	Date:	6/22/15

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY		COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ John Mallett	By:	/s/ Ryan Larrenaga
Name:	John Mallett	Name:	Ryan Larrenaga
Title:	Vice President	Title:	Vice President
Date:	6/22/15	Date:	6/29/15

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.		COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Joseph Kringdon	By:	/s/ Joseph Kringdon
Name:	Joseph Kringdon	Name:	Joseph Kringdon
Title:	Managing Director	Title:	Managing Director
Date:	6/26/15	Date:	6/26/15

SCHEDULE A

Revised June 1, 2015

SEPARATE ACCOUNTS

Transamerica Life Insurance Company:

PFL Corporate Account One

Retirement Builder Variable Annuity Account

Separate Account VA-5

Transamerica Corporate Account Sixteen

Transamerica Separate Account R3

Transamerica Financial Life Insurance Company:

Separate Account VA-5NLNY

TFLIC Separate Account C

TFLIC Separate Account VNY

Transamerica Premier Life Insurance Company:

Separate Account VA CC

CONTRACTS

Transamerica Life Insurance Company:

Advantage R3

Advantage V

Advantage VI

Advantage X

Distinct AssetsSM Variable Annuity

Huntington Allstar Select

Premier Asset Builder Variable Annuity

Retirement Income BuilderSM IV

Transamerica Opportunity Builder Variable Annuity

Transamerica Preferred Advantage Variable Annuity

Transamerica Traditions Variable Annuity

Transamerica Financial Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s EdgeSM NY Variable Annuity

Distinct AssetsSM Variable Annuity

Transamerica Premier Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge SelectSM Variable Annuity

PORTFOLIOS

Transamerica Life Insurance Company – Class 1:

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Select Large Cap Growth Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Transamerica Financial Life Insurance Company – Class 1:

Columbia Variable Portfolio – Small Company Growth Fund

Transamerica Premier Life Insurance Company – Class 1:

Columbia Variable Portfolio – Small Company Growth Fund

EXHIBIT 1

TERMINATED DUPLICATIVE AGREEMENTS

1. Participation Agreement dated May 1, 2004 among Transamerica Financial Life Insurance Company, Liberty Variable Investment Trust and Columbia Funds Distributor, Inc.

2. Participation Agreement dated May 1, 2002 among Transamerica Life Insurance Company, Liberty Variable Investment Trust and Liberty Funds Distributor, Inc.